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                                                                     Exhibit 1.2



(Translation)



                           Share Handling Regulations
                                       of
                                  Hitachi, Ltd.


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
Established :    October 29, 1951

Amended :        February 1, 1963        April 1, 1967             January 1, 1970
                 November 28, 1974       September 30, 1982        June 27, 1991
                 June 26, 1998           September 24, 1999        March 24, 2000
                 October 1, 2001         June 1, 2002
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                          Chapter I General Provisions


Article 1.  (Purpose)
          Denominations of share certificates, registration of transfer of shares of the Company, handling of exercise of voting rights and other rights of shareholders by electromagnetic methods and other procedures relating to shares shall be governed by these Regulations in accordance with the provisions of Article 8 of the Articles of Incorporation; provided, however, that procedures relating to the handling of shares of beneficiaries shall also be governed by the regulations established by the Japan Securities Depository Center (hereinafter JASDEC).
          Resolution of the Board of Directors shall be required for any alteration of these Regulations.


Article 2.  (Denominations of share certificates)
          The share certificates issued by the Company shall be in denominations of 1, 5, 10, 50, 100, 500, 1,000, 10,000, 50,000, 100,000, 200,000 and
     500,000 shares, and of other numbers of shares as deemed necessary by the Company.


Article 3.  (Transfer agent)
          The Company's transfer agent, the place where it conducts related transfer work and the intermediating offices thereof shall be as follows:
          Transfer agent: Tokyo Securities Transfer Agent Co., Ltd.
                          5-1, 1-chome, Marunouchi, Chiyoda-ku, Tokyo
          Place where it conducts related transfer work:
                          Head Office of Tokyo Securities Transfer Agent
                          Co., Ltd.
                          (New Marunouchi Bldg.)
                          5-1, 1-chome, Marunouchi, Chiyoda-ku, Tokyo
          Intermediating offices thereof:
                          Branch offices and intermediating offices of Tokyo Securities Transfer Agent Co., Ltd.


Article 4.  (Procedure for application and notification)
          Unless otherwise provided by these Regulations, procedures under these Regulations, and procedures relating to applications, notifications, etc. with respect to the exchange of share certificates, payment of dividends and other matters entrusted by the Company to the transfer agent shall be directed to the transfer agent.

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Article 5.  (Mode of application, notice and notification)
          An application, notice or notification under these Regulations shall be in the form prescribed by the Company.
          An application, notice or notification under these Regulations shall bear the name, address and seal of the person making or giving such application, notice or notification.
          A shareholder, beneficiary or his legal representative making or giving the application, notice or notification mentioned in the preceding paragraph shall attach thereto a document identifying such shareholder, beneficiary or legal representative; provided, however, that this shall not apply where such application, notice or notification is impressed with the seal notified to the Company in accordance with Article 15.


                       Chapter II Registration of Transfer

Article 6.  (Registration of transfer by assignment)
          In case of an application for registration of transfer of shares by assignment, the application shall be made accompanied by the share certificates.


Article 7.  (Registration of transfer by cause other than assignment)
          In case of an application for registration of transfer of shares acquired by succession, bequest, merger or other cause not related to assignment, the application shall be made accompanied by the share certificates and documents showing the cause of transfer.


Article 8. (Registration of transfer when other procedures are required by laws and orders)
          If it is required by laws and orders to take other procedures in connection with the transfer of shares referred to in the preceding two Articles, a document showing the completion of such procedures shall be attached to the application.


      Chapter III Registration of Pledge and Declaration of Trust Property

Article 9.  (Registration and cancellation of pledge)
          In case of an application for registration or cancellation of a pledge, the application shall be made by the parties concerned and be accompanied by the share certificates.

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Article 10.  (Declaration and cancellation of trust property)
          In case of an application for declaration or cancellation of trust property, the application shall be accompanied by the share certificates.


         Chapter IV Notice of No Intention of Holding Share Certificates

Article 11.  (Notice of no intention of holding share certificates)
          In case of giving notice of no intention of holding share certificates, a written notice shall be submitted to the Company together with the share certificates; provided, however, that no submission of share certificates shall be required if such share certificates have not been issued.
          Upon receipt of the notice mentioned in the preceding paragraph, the Company shall regard such share certificates as non-issued.


Article 12.  (Issuance of unheld share certificates)
          When a shareholder who has given notice of no intention of holding share certificates desires the issuance of such share certificates, he shall submit to the Company an application therefor.


                         Chapter V Beneficiaries' Record

Article 13.  (Entry in the beneficiaries' record of the Company, etc.)
          Entry or record of a beneficiary in the beneficiaries' record of the Company shall be made based upon notices from JASDEC concerning beneficiaries and the beneficiary cards.


Article 14.  (Adding up)
          If a shareholder registered or recorded in the share-register of the Company and a beneficiary entered or recorded in the beneficiaries' record of the Company are judged from their names and addresses to be the same person, the number of shares as regards voting at the General Meeting of Shareholders shall be the total of the number of shares in the share-register of the Company and the number of shares in the beneficiaries' record of the Company.

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                                     - 5 -

                        Chapter VI Various Notifications

Article 15.  (Notification of name, address and seal or signature)
          A shareholder, beneficiary or his legal representative shall notify the Company of the name, address and seal or signature of the shareholder or beneficiary by means of a shareholder or beneficiary card. The same shall apply in case of a change occurring in these matters.


Article 16.  (Provisional address or agent of shareholder residing abroad)
          A shareholder, beneficiary or his legal representative residing in a foreign country shall designate a provisional address or appoint an agent in Japan, and shall notify the Company of such address or agent. He shall also notify the Company in case of a change occurring in these matters.


Article 17.  (Change in surname, first name, corporate name, etc.)
          With respect to a change in surname, first name, corporate name, etc., notification shall be made accompanied by the share certificates and an extract from the family register or an extract from the corporate register.


Article 18. (Appointment, change or discharge of persons exercising parental power and guardians)
          With respect to the appointment, change or discharge of a person exercising parental power or a guardian, notification shall be made accompanied by the share certificates and an extract from the family register, a certificate of registered matters or a similar document.


Article 19.  (Change of representative for jointly owned shares)
          With respect to the change of a representative for jointly owned shares, notification shall be made by all of the co-owners.


Article 20.  (Change of representative of a corporation)
          With respect to a change of the representative of a corporation, notification shall be made accompanied by an extract from the corporate register.


Article 21.  (Notification of loss of share certificates)
          In case of giving notification of loss of share certificates, the notification shall be accompanied by such documents as the Company may require.

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Article 22.  (Application of provisions to registered pledgee)
          The provisions of Article 5 and this Chapter shall apply to a registered pledgee.


Article 23.  (Special provisions for beneficiaries)
          Beneficiaries shall make notifications under this Chapter through JASDEC participants; provided, however, that such notifications shall be made to the transfer agent in case of a change of only a seal or signature.
          In case of a beneficiary making a notification in accordance with
     Article 17 or Article 18, no submission of share certificates shall be required.


   Chapter VII Matters to be Indicated on and Reissuance of Share Certificates

Article 24.  (Indication of shareholder, etc.)
          A share certificate shall indicate the name of the shareholder or his legal representative.
          When registration of transfer is made in accordance with the provisions of Chapter II, the date of registration in the share-register shall be entered in, and the attestation seal of a transfer agent shall be affixed to, the reverse side of the share certificate in the entry columns specified therefor.
          The preceding paragraph shall apply in case of notifications under
     Article 17 and Article 18.


Article 25.  (Indication of pledge and trust property)
          When registration or cancellation of a pledge is made in accordance with the provisions of Article 9, such fact shall be indicated, and the date of registration thereof in the share-register shall be entered in the share certificate and the attestation seal of the transfer agent shall be affixed thereto.
          When declaration or cancellation of trust property is made in accordance with the provisions of Article 10, such fact shall be indicated, and the date of registration thereof in the share-register shall be entered in the share certificate and the attestation seal of the transfer agent shall be affixed thereto.

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Article 26.  (Delivery of new certificates necessitated by division, consolidation or disfigurement of share certificates)
          In case of an application for delivery of new certificates due to the division, consolidation or disfigurement of share certificates, such application shall be made accompanied by the share certificates concerned; provided, however, that if the degree of disfigurement is so great as to make it difficult to ascertain the genuineness of the share certificates, the procedures under Article 27 shall be followed.


Article 27.  (Reissuance necessitated by loss of share certificates)
          In case of an application for delivery of a new certificate because of the loss of a share certificate, such application shall be made accompanied by the original or a certified copy of the judgment of nullification.


Article 28. (Delivery of new share certificates necessitated by full entry column)
          When the entry column for names of a share certificate has become full, such share certificate shall be withdrawn by the Company and a new certificate shall be delivered to replace it.


Article 29.  (Fee for issuance of share certificates)
          In the case mentioned in Article 12, Article 26 or Article 27, as the fee for the issuance of each share certificate there may be charged an amount equal to the sum of the stamp tax for the share certificate and the cost of issuance thereof.


                     Chapter VIII Less-than-One-Unit Shares

Article 30.  (Number of shares per unit)
          The number of shares per unit of shares of the Company shall be 1,000.


Article 31.  (Purchase of less-than-one-unit shares by the Company)
          In the case of an application for purchase of less-than-one-unit shares by the Company, the application shall be made to the transfer agent accompanied by the share certificates; provided, however, that an application by a beneficiary shall be made through a JASDEC participant and JASDEC.
          The application for purchase mentioned in the preceding paragraph shall come into effect at the time the documents required for the application for purchase arrive at the place where the transfer agent conducts related transfer work or an intermediating office of the transfer agent.
          The effect of an application for the purchase mentioned in the preceding paragraph shall not be canceled.

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Article 32.  (Purchase price of less-than-one-unit shares included in application for purchase)
          The purchase price of less-than-one-unit shares for which an application for purchase has been made under the preceding Article shall be the amount obtained by multiplying the purchase price per share fixed in accordance with the second paragraph of this article by the number of less-than-one-unit shares included in the application for purchase.
          The purchase price per share of the less-than-one-unit shares included in an application for purchase shall be the price per share in the last transaction of the Company's shares on the Tokyo Stock Exchange on the day on which the application for purchase came into effect and if there is no transaction of the Company's shares on this day shall be the price per share in the first transaction thereafter on the same Exchange.


Article 33. (Payment of the purchase price for less-than-one-unit shares included in application for purchase)
          The purchase price for the less-than-one-unit shares included in an application for purchase shall be paid at the place where the transfer agent conducts related transfer work or at an intermediating office of the transfer agent, whichever is the place where the application for purchase was made, on the sixth business day of the transfer agent as reckoned from the day next following the day on which the purchase price was determined under the preceding Article; provided, however, that in a case where the purchase price per share mentioned in the second paragraph of the preceding
     Article is a price cum dividend relating to dividend etc. or a price cum right relating to a stock split etc., the purchase price shall be paid on or before the record date or allotment date concerned.


Article 34. (Transfer of right to less-than-one-unit shares included in application for purchase)
          The right to the less-than-one-unit shares included in an application to purchase shall be transferred to the Company from the time payment of the purchase price is tendered under the preceding Article.


Article 35. (Issuance of share certificates evidencing less-than-one-unit shares)
          Except as permitted by the Company for shareholders, share certificates evidencing less-than-one-unit shares shall not be issued.

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Article 36.  (Consolidation of share certificates evidencing less-than-one-unit shares)
          In a case where a combination of share certificates evidencing less-than-one-unit shares submitted for transfer represents a number of shares equal to one unit of shares or an integral multiple thereof, the share certificates shall, unless the person applying for the transfer has requested otherwise, be consolidated and new share certificates shall be delivered to replace them.

Article 37. (Special provisions for case where no share certificate has been issued for less-than-one-unit shares)
          As regards the application of the provisions of Article 7, the first paragraph of Article 11, Article 17, Article 18 and the first paragraph of
     Article 31, no submission of share certificates shall be required in respect of less-than-one-unit shares if the share certificates concerned have not been issued.
          The provisions of Article 24 shall not apply to less-than-one-unit shares if the share certificates concerned have not been issued.


         Chapter IX. Exercise of Voting Rights by Electromagnetic Method

Article 38.  (Purpose)
          The handling of the exercise of voting rights by an electromagnetic method shall be governed by the provisions of this Chapter.

Article 39. (Website for the exercise of voting rights at the General Meeting of Shareholders)
          Voting rights of the Company by an electromagnetic method shall be exercised on the "Website for the Exercise of Voting Rights at the General Meeting of Shareholders (http://www.e-tosyodai.com)" on the Internet.


Article 40.  (Voting right exercise number and password)
          Upon exercise of voting rights on the "Website for the Exercise of Voting Rights at the General Meeting of Shareholders," the voting right exercise number and password notified to each shareholder or beneficiary shall be entered.


Article 41.  (Identification)
          The Company shall treat any person who correctly enters his voting right exercise number and password on the "Website for the Exercise of Voting Rights at the General Meeting of Shareholders" as the true shareholder or beneficiary.

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Article 42.  (Payment for communication charges, etc.)
          The shareholders or beneficiaries shall pay for the communication charges and connection fees to be incurred by access to the "Website for the Exercise of Voting Rights at the General Meeting of Shareholders."


Article 43.  (Treatment of double voting)
          If voting rights are exercised both in writing and by an electromagnetic method, only the voting rights by an electromagnetic method shall be treated as having been exercised.